SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 4, 2001

                            VALLEY NATIONAL BANCORP

             (Exact name of registrant as specified in its charter)

                                  New Jersey

                 (State of other jurisdiction of incorporation)

                              0-11277 22-2477875
           (Commission File Number) (IRS Employer Identification No.)

                                1455 Valley Road
                            Wayne, New Jersey 07470

                   (Address of principal executive offices)

                                 (973) 305-8800

              (Registrant's telephone number, including area code)

Item 5.           Other Events

                  On April 4, 2001 Valley National Bancorp ("Valley") issued a press release announcing the declaration of the Company's 5 percent stock dividend on the Company's common stock outstanding. The stock dividend is payable May 18, 2001 to shareholders of record May 4, 2001. Additionally, the Board of Directors of the Company announced it had agreed to increase the Company's regular annual dividend rate from $0.99 per share, after adjusting for the effect of the 5 percent stock dividend, to $1.06 per share of common stock. A copy of the press release is attached to this Form 8-K as an Exhibit.



Item 7.           Exhibits

Exhibit 99.1      Press Release dated April 4, 2001 - 5 percent Stock Dividend

                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            VALLEY NATIONAL BANCORP


Dated:   April 6, 2001                      By: ____________________________
                                                     Alan D. Eskow
                                                     Executive Vice President
                                                     and Chief Financial Officer

                                  INDEX TO EXHIBITS

Exhibit No.                         Description

99.1     Press release dated April 4, 2001 - 5 percent Stock Dividend

                                                                   Exhibit 99.1



FOR IMMEDIATE RELEASE               Contact:Alan D. Eskow
                                            Executive Vice President
                                            & Chief Financial Officer
                                            973-305-4003


              VALLEY NATIONAL BANCORP BOARD OF DIRECTORS DECLARES
             A 5 PERCENT STOCK DIVIDEND AND INCREASES CASH DIVIDEND


WAYNE, N.J., April 4, 2001 - Valley National Bancorp (NYSE:VLY) today reported that the Board of Directors approved a 5 percent stock dividend payable
May 18, 2001, to shareholders of record on May 4, 2001.

Gerald H. Lipkin, Chairman, President and Chief Executive Officer of Valley National Bancorp said, "In conjunction with the stock dividend, Valley's Board has agreed to increase its regular annual dividend rate from $0.99 per share on an after split basis to $1.06 per share. This represents an increase of 7.0 percent after adjusting for the effect of the stock dividend and increased cash dividend."

The next quarterly cash dividend is due to be paid on July 2, 2001.

Valley's annual dividend rate has increased on a restated basis 1,225 percent from $0.08 per share in 1978. Mr. Lipkin noted that, "We have never reduced the regular cash dividend in the 74 year history of the bank. In fact, the dividend has increased 32 times in the last 33 years."

Valley National Bancorp is a regional bank holding company with $8.0 billion in assets, headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank, currently operates 125 branch offices located in 78 communities serving 10 counties in northern New Jersey and Manhattan. Valley's web site can be found at http://www.valleynationalbank.com.